UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8880 Rio San Diego Dr, Suite 102

San Diego, CA 92108

(Address of Principal Executive Office) (Zip Code)

(619) 631-8261

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2020 (the “Execution Date”), GREENBOX POS, a Nevada corporation (the “Company”) entered into Common Stock Purchase Agreement (“Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Under the terms of the Purchase Agreement, Triton agreed to purchase from the Company up to 7,500,00 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) and subject to certain limitations and conditions set forth in the Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Purchase Agreement, the Company shall have the discretion to deliver purchase notices to Triton and Triton will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each purchase notice. The maximum amount that the Company shall be entitled to put to Triton shall not exceed $500,000. Pursuant to the Equity Purchase Agreement, Triton and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to Triton that would result in Triton’s beneficial ownership of the Company’s outstanding Common Stock exceeding 4.99%. The price of each put share shall be equal to the lowest Closing price of the Common Stock five business days prior to the Closing Date (as defined in the Purchase Agreement) multiplied by the share amount in the applicable purchase notice. Purchase Notices may be delivered by the Company to Triton until the earlier of (i) the date on which Triton has purchased an aggregate of 7,500,000 shares or Five Hundred Thousand Dollars ($500,000) of Common Stock pursuant to the Purchase Agreement; or (ii) December 31, 2020.

On May 19, 2020, to induce Triton into entering the Purchase Agreement and the Registration Rights Agreement, the Company issued 100,000 shares of Common Stock to Triton (the “Commitment Shares”).

The Registration Rights Agreement provides that the Company shall (i) use its commercially reasonable efforts to file with the Commission the Registration Statement by May 26, 2020; and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission at the earliest possible date (and in any event, within ninety (90) days of the Execution Date).

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, the forms of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Commitment Shares were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated May 11, 2020
10.2	Registration Rights Agreement, dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENBOX POS

Date: May 26, 2020	By:	/s/ Ben Errez
Name: Ben Errez
Title: Executive Vice President